UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

NOVASTAR CERTIFICATES FINANCING CORPORATION
on behalf of the
NovaStar Mortgage Funding Trust, Series 2006-MTA1
(Exact name of registrant as specified in its charter)

Delaware	333-131111	48-1195807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8140 Ward Parkway, Suite 300, Kansas City, Missouri (Address of Principal Executive Offices)	64114 (Zip Code)

Registrant's telephone number, including area code: (816) 237-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6. Asset Backed Securities

Item 6.02. Change of Servicer or Trustee

On October 1, 2006, the sale by JPMorgan Chase Bank, N.A. of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York was closed. As a result of this sale, on October 1, 2006 The Bank of New York became the successor Trustee pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus Supplement filed by the Registrant.

The Bank of New York is a New York banking corporation and will act as the Trustee under the transaction documents. The Bank of New York has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of residential mortgage loans.

The Prospectus Supplement sets forth the information required by Asset Backed Securities (Regulation AB), 17 C.F.R.¶¶ 229.1109 (c) - (f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 NOVASTAR CERTIFICATES FINANCING CORPORATION

Date: October 5, 2006                                                                                                                     By:  /s/ Matt Kaltenrieder____
Matt Kaltenrieder
Vice President